                                  MAY 9, 1996

INCORPORATED UNDER THE LAWS                      OF THE STATE OF CALIFORNIA
       NUMBER                                             SHARES
         3


                                    [LOGO]

                           CONSUMER NET MARKETPLACE
                 AUTHORIZED: 20,000,000 SHARES COMMON STOCK


THIS CERTIFIES THAT ______________________________ IS THE REGISTERED HOLDER OF _________________________ SHARES OF THE ABOVE NAMED CORPORATION TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND ITS CORPORATE SEAL TO BE HEREUNTO AFFIXED THIS _______________ DAY OF ______________ A.D.________________



                                    [SEAL]

-------------------------                       -----------------------------
                SECRETARY                                           PRESIDENT

FOR VALUE RECEIVED, _____ HEREBY SELL, ASSIGN AND TRANSFER UNTO
_____________________________________________________________________
_____________________________________________________________________ SHARES
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________________________________ ATTORNEY TO
TRANSFER THE SAID SHARES ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _______________________________


IN PRESENCE OF ______________________   __________________________